Exhibit 99.1

Tyler Technologies to Acquire New World Systems Corporation

$670 million transaction positions Tyler as a leader in public safety solutions, further strengthening its ability to provide a complete enterprise criminal justice system to state and local governments

PLANO, Texas – Oct. 1, 2015 – Tyler Technologies, Inc. (NYSE: TYL) today announced it has signed a definitive agreement to acquire privately held New World Systems Corporation for $670 million in cash and stock. New World Systems, a leading provider of public safety and financial solutions for local governments, will bring an important element to Tyler’s portfolio of solutions.

Founded in 1981 by president and CEO Larry D. Leinweber, the Troy, Michigan-based company has more than 2,000 public sector customers and more than 470 employees. The companies are highly complementary, and combining them supports Tyler’s strategy of being an industry leader in all major enterprise applications essential to local government.

New World Systems’ principal products are Aegis™, a comprehensive public safety suite for dispatch centers, police officers, firefighters, paramedics, corrections officers, command staff, and all first responders, and Logos™, a suite of public administration software that meets the accounting needs of city and county governments. Public safety represents approximately 67 percent of New World Systems’ revenues.

Under the terms of the agreement, Tyler will acquire all of the equity in New World Systems for $360 million in cash and approximately 2.1 million shares of Tyler’s common stock, representing approximately 5.9 percent of Tyler’s outstanding common shares post transaction, subject to customary post-closing adjustments. The cash portion of the purchase price will be funded from cash on hand and proceeds from a new revolving credit facility. The transaction is expected to close in the fourth quarter of 2015 and is subject to regulatory approval and customary closing conditions. Leinweber will join Tyler’s board of directors upon the closing of the transaction.

This transaction is expected to be immediately accretive to non-GAAP earnings per diluted share, with an expected impact to non-GAAP revenues of approximately $134 million, to adjusted EBITDA of approximately $49 million, and to non-GAAP earnings per diluted share of approximately $0.56 for the year ending December 31, 2016. These estimates are non-GAAP measures that reflect certain adjustments Tyler makes to provide insight into operating results. A description of those adjustments is provided below.

“This is a complementary and extremely comfortable acquisition for Tyler. The companies serve related addressable markets, our cultures are very compatible, and we have similar financial and operational philosophies,” said John S. Marr Jr., Tyler’s president and CEO. “This transaction demonstrates Tyler’s commitment to creating shareholder value by putting our assets to work with the acquisition of a company that’s already performing well financially and operationally in segments of the public sector market that are strategically important to us. We’re excited about creating value without straying from our core competencies, which lets us avoid the risks that others assume by attempting transformative acquisitions.

“Acquiring New World Systems is a highly strategic and growth-oriented decision, and we plan to invest in their products and find new opportunities both in our combined client bases and in markets where they currently are most competitive,” Marr said. “We will also explore growth opportunities from offering enhanced services such as software as a service (SaaS), disaster recovery services and other existing Tyler products to New World Systems’ installed customer base.”

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Tyler Technologies to Acquire New World Systems Corporation

Oct. 1, 2015

Tyler plans to integrate its Odyssey® courts and justice solution with the Aegis public safety platform to create a unique end-to-end enterprise criminal justice solution.

“Odyssey is already a clear leader in courts and justice software, and we’re seeing very solid growth from our e-filing solution. By adding a market leading public safety offering to Tyler’s portfolio of courts and justice solutions, we can deliver a comprehensive enterprise criminal justice system that does not exist in the market today,” Marr said. “We believe it’s important for the judicial and public safety communities to understand the incremental value they gain from having a leading courts and justice system and a leading public safety solution in one offering. We believe that our combined offering will create a unique opportunity for communities at the local, county and statewide levels.”

While New World Systems is Tyler’s largest acquisition to date, Tyler has a long and successful track record of creating value through inorganic growth. There are no plans to materially impact either company’s workforce, and New World Systems’ headquarters in Michigan is expected to continue to operate virtually unchanged.

“I certainly see this transaction as an opportunity for New World Systems employees and clients to benefit from the kind of investments and vision that Tyler Technologies brings to bear,” said Larry D. Leinweber, founder, president and CEO of New World Systems. “Both companies operate and have grown in a very responsible manner, our products are strong, we deliver good financial results and have high client retention. Tyler and New World Systems are complementary in so many ways that it’s hard to see anything but tremendous opportunity for employees, clients and investors alike.”

Wells Fargo Securities, LLC, acted as financial advisor to Tyler Technologies for this transaction.

Investor Conference Call

A conference call to discuss this transaction is scheduled today at 9:00 a.m. Eastern Time. Access to the conference call and an accompanying presentation describing the transaction, as well as a replay of the call, will be available in the investor relations section of Tyler’s website at http://investors.tylertech.com/Profile. The live call may also be accessed by dialing 866-777-2509 (U.S. callers) or 412-317-5413 (international callers), and asking to join the “Tyler Technologies” call. A replay will be available two hours after the call ends through October 8, 2015. To access the replay, please dial 877-344-7529 (U.S. callers), 412-317-0088 (international callers) and 855-669-9658 (Canada callers) and reference access code 10073225.

About Tyler Technologies, Inc.

Tyler Technologies (NYSE: TYL) is a leading provider of end-to-end information management solutions and services for local governments. Tyler partners with clients to empower the public sector — cities, counties, schools and other government entities — to become more efficient, more accessible and more responsive to the needs of citizens. Tyler’s client base includes more than 13,000 local government offices in all 50 states, Canada, the Caribbean, the United Kingdom and other international locations. Forbes has named Tyler one of “America’s Best Small Companies” eight times and the company has been included six times on the Barron’s 400 Index, a measure of the most promising companies in America. More information about Plano-based Tyler Technologies can be found at www.tylertech.com.

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Tyler Technologies to Acquire New World Systems Corporation

Oct. 1, 2015

Non-GAAP Financial Measures

Tyler Technologies has provided in this press release guidance and estimates with respect to non-GAAP financial measures. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating Tyler’s ongoing operational performance. Tyler believes the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures discussed above exclude: the impact of fair value adjustments required under GAAP relating to acquired customer support contracts which would have otherwise been recognized on a standalone basis; share-based compensation expense and the employer portion of payroll taxes on employee stock transactions; and expenses associated with amortization of intangibles arising from business combinations; and fees and expenses associated with acquisitions. Because Tyler does not predict special items that might occur in the future, and its outlook is developed at a level of detail different than that used to prepare GAAP financial measures, Tyler is not providing a reconciliation to GAAP of its forward-looking financial measures for the year ending December 31, 2016.

We use these measures and believe they are useful to investors because they provide additional insight in comparing results from period to period. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial information prepared in accordance with GAAP. The non-GAAP measures used by Tyler Technologies may be different from non-GAAP measures used by other companies.

Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that are not historical in nature and typically address future or anticipated events, trends, expectations or beliefs with respect to our financial condition, results of operations or business. Forward-looking statements often contain words such as “believes,” “expects,” “anticipates,” “foresees,” “forecasts,” “estimates,” “plans,” “intends,” “continues,” “may,” “will,” “should,” “projects,” “might,” “could” or other similar words or phrases. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

Such statements relate to a variety of matters, including: the operations of the businesses of Tyler and New World Systems separately and as a combined entity; the timing and consummation of the proposed transaction; the expected benefits of the integration of the two companies; the combined company’s plans, objectives, expectations and intentions; and other statements that are not historical in nature (such as future revenues, costs and expenses, operating income, earnings per share, margins, cash flows, and capital expenditures). These statements are made on the basis of the current beliefs, expectations and assumptions of the management of Tyler and New World Systems regarding future events and are subject to certain risks and uncertainties. Investors are cautioned not to place reliance on any such forward-looking statements, which speak only as of the date they are made. Neither Tyler nor New World Systems undertakes any obligation to update or revise these statements, whether as a result of new information, future events or otherwise.

Actual results may differ materially from those expressed or implied. Such differences may result from a variety of factors, including: legal or regulatory proceedings or other matters that affect the timing or ability to complete the transactions as contemplated; the risk that the businesses will not be integrated successfully; the loss of senior management or key employees of Tyler or New World Systems; the possibility of disruption from the merger making it more difficult to maintain business and operational relationships; the possibility that the merger does not close, including due to the failure to satisfy the

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Tyler Technologies to Acquire New World Systems Corporation

Oct. 1, 2015

closing conditions; any actions taken by either of the companies, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions); developments beyond the companies’ control, including: changes in domestic or global economic conditions, competitive conditions and customer preferences; natural disasters; international, political or military developments; and technological developments. Additional information on factors that could cause results to differ materially from those described in the forward-looking statements are set forth in our filings with the Securities and Exchange Commission, including the detailed “Risk Factors” contained in our most recent annual report on Form 10-K. We expressly disclaim any obligation to publicly update or revise our forward-looking statements.

Tyler’s proposed acquisition of New World Systems is subject to customary closing conditions; as such, there can be no assurance that the acquisition will occur or that it will be successful.

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Contact: Tony Katsulos

Jetstream PR for Tyler Technologies

972-788-9456, ext. 301

katsulos@jetstreampr.com

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